Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130337) of Medical Properties Trust, Inc. of our report dated March 13, 2009 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting of Medical Properties Trust Inc., which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
March 13, 2009